EXHIBIT 4.25

[Specimen Series B Voting Convertible Preferred Stock Certificate]
Number:	Shares:
SERIES B VOTING CONVERTIBLE PREFERRED SHARES
TRANSFERABLE IN NEW YORK, N.Y.,	CUSIP NO.
RIDGEFIELD PARK, N.J.
(Foster Wheeler Ltd. Logo)
FOSTER WHEELER LTD. INCORPORATED UNDER THE LAWS OF BERMUDA

This Certifies that
is the registered owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES B VOTING CONVERTIBLE PREFERRED STOCK (LIQUIDATION PREFERENCE OF $0.01 PER SHARE) OF THE CAPITAL OF

Foster Wheeler Ltd. (hereinafter called the "Company"), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

        Witness, the seal of the Company and the signatures of its duly authorized officers.

Dated:
By:	/s/

Name:
Title:	Vice President and Secretary
(Foster Wheeler Ltd. Seal)
By:	/s/

Name:
Title:	Chairman of the Board, President and Chief Executive Officer

THE POWERS, DESIGNATIONS, PREFERENCES AND SPECIAL RIGHTS OF THE SHARES REPRESENTED HEREBY ARE AS SET FORTH IN THE CERTIFICATE OF DESIGNATION, A COPY OF WHICH MAY BE OBTAINED, WITHOUT CHARGE, FROM THE COMPANY.